Exhibit 1

UNDERWRITING AGREEMENT

April 1, 2008

To the Representatives:

Ladies and Gentlemen:

Subject to the terms and conditions stated or incorporated by reference herein, Consolidated Edison Company of New York, Inc. (the “Company”) hereby agrees to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) and the Underwriters hereby agree to purchase, severally and not jointly, the principal amount set forth opposite its name in Schedule I hereto of the securities specified in Schedule II hereto (the “Designated Securities”).

The representatives named on the signature page hereof (the “Representatives”) represent that the Underwriters have authorized the Representatives to enter into this Underwriting Agreement and to act hereunder on their behalf.

Except as otherwise provided in Schedule II hereto each of the provisions of the Company’s Underwriting Agreement Basic Provisions, dated August 1, 2006, as filed as Exhibit 1.2 to Registration Statement No. 333-136268 (the “Basic Provisions”), is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Unless otherwise defined herein, terms defined in the Basic Provisions are used herein as therein defined.

Payment for the Designated Securities will be made against delivery thereof to the Representatives for the accounts of the respective Underwriters at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of the Underwriters, this letter and such acceptance hereof, including the Basic Provisions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

Very truly yours,

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By:	/s/ Joseph P. Oates
Name:	Joseph P. Oates
Title:	Vice President and Treasurer

Confirmed and Accepted as of the date hereof and on behalf of itself and each other Underwriter, if any:

The Representatives

BNY Capital Markets, Inc.

By:	/s/ Daniel Klinger
Name: Daniel Klinger
Title: Managing Director

Greenwich Capital Markets, Inc.

By:	/s/ Okwudiri Onyedum
Name: Okwudiri Onyedum
Title: Senior Vice President

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Eric Withrow
Name: Eric Withrow
Title: Vice President

SCHEDULE I

Underwriters	Principal Amount of Series 2008 A Debentures to be Purchased	Principal Amount of Series 2008 B Debentures to be Purchased
BNY Capital Markets, Inc.	$144,000,000	$144,000,000
Greenwich Capital Markets, Inc.	144,000,000	144,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	144,000,000	144,000,000
KeyBanc Capital Markets Inc.	60,000,000	60,000,000
Lazard Capital Markets LLC	42,000,000	42,000,000
Mizuho Securities USA Inc.	24,000,000	24,000,000
Commerce Capital Markets, Inc.	15,000,000	15,000,000
Wells Fargo Securities, LLC	15,000,000	15,000,000
Blaylock Robert Van, LLC	6,000,000	6,000,000
Samuel A. Ramirez & Co., Inc.	6,000,000	6,000,000

Total	$600,000,000	$600,000,000

SCHEDULE II

I.	Pricing Effective Time for Series 2008 A: 4:00 p.m. on April 1, 2008

Pricing Effective Time for Series 2008 B: 4:00 p.m. on April 1, 2008

II.	Title of Designated Securities:

5.85% Debentures, Series 2008 A (“Series 2008 A”)

6.75% Debentures, Series 2008 B (“Series 2008 B”)

III.	Aggregate principal amount for Series 2008 A: $600,000,000

Aggregate principal amount for Series 2008 B: $600,000,000

IV.	Price to Public:

Series 2008 A

Initially 99.956% of the principal amount of the Designated Securities, plus accrued interest, if any, from April 4, 2008 to the date of delivery, and thereafter at market prices prevailing at the time of sale or at negotiated prices.

Series 2008 B

Initially 99.707% of the principal amount of the Designated Securities, plus accrued interest, if any, from April 4, 2008 to the date of delivery, and thereafter at market prices prevailing at the time of sale or at negotiated prices.

V.	Purchase Price by Underwriters:

Series 2008 A

99.306% of the principal amount of the Designated Securities, plus accrued interest, if any, from April 4, 2008 to the date of delivery.

Series 2008 B

98.832% of the principal amount of the Designated Securities, plus accrued interest, if any, from April 4, 2008 to the date of delivery.

VI.	Pricing Disclosure Material:

Series 2008 A

The Preliminary Prospectus and the Pricing Term Sheet for the 5.85% Debentures, Series 2008 A, dated April 1, 2008, prepared by the Company and consented to by the Underwriters (attached as Exhibit A-1 to this Schedule II) or the contents thereof.

Series 2008 B

The Preliminary Prospectus and the Pricing Term Sheet for the 6.75% Debentures, Series 2008 B, dated April 1, 2008, prepared by the Company and consented to by the Underwriters (attached as Exhibit A-2 to this Schedule II) or the contents thereof.

VII.	Specified funds for, and manner of, payment of purchase price:

Funds will be delivered by wire transfer pursuant to the Company’s written instructions to the Representatives.

VIII.	Indenture:

Indenture, dated as of December 1, 1990, between the Company and The Bank of New York (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank (successor to The Chase Manhattan Bank (National Association), as Trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of March 6, 1996, between the Company and the Trustee, as amended and supplemented by a Second Supplemental Indenture, dated as of June 23, 2005, between the Company and the Trustee.

IX.	Maturity:

Series 2008 A

April 1, 2018

Series 2008 B

April 1, 2038

X.	Interest Rate:

Series 2008 A

5.85% per annum.

Series 2008 B

6.75% per annum.

XI.	Interest Payment Dates:

Series 2008 A

October 1, 2008 and thereafter semi-annually on April 1 and October 1 in each year, except as otherwise provided in the Indenture.

Series 2008 B

October 1, 2008 and thereafter semi-annually on April 1 and October 1 in each year, except as otherwise provided in the Indenture.

XII.	Redemption Provisions:

As set forth in the Pricing Term Sheet.

XIII.	Sinking Fund Provisions:

None.

XIV.	Time of Delivery:

10:00 a.m. on April 4, 2008

XV.	Closing Location:

4 Irving Place, New York, New York 10003

XVI.	Information furnished by or on behalf of the Underwriters for use in the Prospectus for the Designated Securities:

The sentence regarding delivery of the Designated Securities on the front cover of the Pricing Supplement.

The third paragraph and the third sentence of the fifth paragraph under the caption “Underwriting” on page S-8 of the Pricing Supplement. In addition, the fourth paragraph under the caption “Underwriting” on page S-8 of the Pricing Supplement is being separately furnished by Lazard Capital Markets LLC and the eleventh paragraph under the caption “Underwriting” on page S-8 of the Pricing Supplement is being separately furnished by BNY Capital Markets, Inc.

XVII.	Address of Representatives:

BNY Capital Markets, Inc.

One Wall Street

New York, New York 10286

Attn: Dan Klinger

Greenwich Capital Markets, Inc.

600 Steamboat Road

Greenwich, Connecticut 06830

Attn: FAO Debt Capital Markets Syndicate

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Attn: Corporate Syndicate Department

XVIII.	Captions in the Prospectus and Prospectus Supplement referred to in Section 6(c)(xi) of the Basic Provisions:

Description of Securities

Description of Debentures

XIX.	Modification of Basic Provisions

1. In the second sentence of the third paragraph of the Basic Provisions delete the word “electronic” prior to the word “delivery” and add the words “or conveyance” immediately following “delivery”.

2. In the first line of Section 1 of the Basic Provisions add the phrase “as of the Pricing Effective Time” after the word “Underwriters” and before the word “that”.

3. In the second sentence of subparagraph (a) of Section 1 of the Basic Provisions delete the word “of” after the word “Act”.

4. Subparagraph (c) of Section 1 of the Basic Provision is amended to read in its entirety as follows:

(c) The Registration Statement, any Permitted Free Writing Prospectus and the Prospectus conform, and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act and, if the Designated Securities are debt securities, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission under the Act and, if applicable, the Trust Indenture Act; the Registration Statement as of the Effective Date will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (i) the Pricing Disclosure Material does not as of the Pricing Effective Time, (ii) the Prospectus will not, as of the Effective Date, (iii) the Prospectus and any amendment or supplement thereto will not, as of their dates, and (iv) the Prospectus, as it may be amended or supplemented pursuant to Section 4 hereof, as of the Time of Delivery will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are or were made, not misleading; provided, however, that this representation and warranty shall not apply to: (i) any statements or omissions made in reliance upon and in conformity with any information specified in the Underwriting Agreement as furnished by or on behalf of the Underwriters for use in the Pricing Disclosure Material or the Prospectus for the Designated Securities (“Underwriter Information”), and, if the Designated Securities are Debt securities, (ii) any Form T-1 Statement of Eligibility and Qualification included as an exhibit to the Registration Statement.

5. In subparagraph (e) of Section 1 of the Basic Provisions delete the parenthetical “(a “Material Adverse Effect”)”.

6. In subparagraph (l) of Section 1 of the Basic Provisions add the parenthetical “(a “Material Adverse Effect”)” after the word “whole” and before the word “and”.

7. In Section 1 of the Basic Provisions add after subparagraph (s)

“(t) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets, (iii) access to its assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal controls over financial reporting are effective to provide such reasonable assurance. The Company is not aware of any material weakness in its internal controls over financial reporting.

The Company maintains disclosure controls and procedures to provide reasonable assurance that the information required to be disclosed by the Company in the reports that it submits to the Commission is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and such disclosure controls and procedures are effective to provide such reasonable assurance.

(u) There is and has been no failure on the part of the Company and to the knowledge of the Company there has been no failure on the part of any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.”

8. Add as a new last sentence of subparagraph (c) of Section 6 of the Basic Provisions.

In addition in rendering its opinions in subparagraphs (c)(ix) and (c)(x) above, such counsel may assume that “the earlier of the date the Prospectus is first used or the date of the first contract of sale of the Designated Securities” is the date of the Underwriting Agreement unless the Representative shall advise that such event occurred on a different date that it shall specify, in which case the phrase “the date of the Underwriting Agreement” in such opinions shall be replaced by the date so identified.

9. In Section 7(b) of the Basic Provisions add the phrase “severally and not jointly” after “Each Underwriter” in the first line.

10. In Section 7(c) of the Basic Provisions add at the end of first sentence “; and provided that the failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof.”

Exhibit A-1

to

Schedule II

PRICING TERM SHEET FOR THE 5.85% DEBENTURES, SERIES 2008 A

Issuer:	Consolidated Edison Company of New York, Inc.

Ratings:	A1 (Moody’s); A- (S&P); A- (Fitch)

Issue of Securities:	5.85% Debentures, Series 2008 A due 2018

Principal Amount:	$600,000,000

Coupon:	5.85% per annum, payable April 1 and October 1, commencing October 1, 2008

Maturity:	April 1, 2018

Treasury Benchmark:	3.500% due February 15, 2018

US Treasury Yield:	3.556%

Spread to Treasury:	+230 bps

Re-offer Yield:	5.856%

Initial Public Offering Price:	per Debenture: 99.956%; Total: $599,736,000

Optional Redemption:	Make Whole at Treasury Rate +35 basis points

Minimum Denomination:	$1,000

Settlement Date:	April 4, 2008 (T+3)

CUSIP:	209111 ET6

Joint Book-Running Managers:	BNY Capital Markets, Inc.
Greenwich Capital Markets, Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-Managers:	KeyBanc Capital Markets Inc.
Lazard Capital Markets LLC
Mizuho Securities USA Inc.
Commerce Capital Markets, Inc.
Wells Fargo Securities, LLC
Blaylock Robert Van, LLC
Samuel A. Ramirez & Co., Inc.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BNY Capital Markets, Inc. collect at 212-635-8974, Greenwich Capital Markets, Inc. toll free at (866) 884-2071 or Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at (866) 500-5408.

Exhibit A-2

to

Schedule II

PRICING TERM SHEET FOR THE 6.75% DEBENTURES, SERIES 2008 B

Issuer:	Consolidated Edison Company of New York, Inc.

Ratings:	A1 (Moody’s); A- (S&P); A- (Fitch)

Issue of Securities:	6.75% Debentures, Series 2008 B due 2038

Principal Amount:	$600,000,000

Coupon:	6.75% per annum, payable April 1 and October 1, commencing October 1, 2008

Maturity:	April 1, 2038

Treasury Benchmark:	5.000% due May 15, 2037

US Treasury Yield:	4.373%

Spread to Treasury:	+240 bps

Re-offer Yield:	6.773%

Initial Public Offering Price:	per Debenture: 99.707%; Total: $598,242,000

Optional Redemption:	Make Whole at Treasury Rate +35 basis points

Minimum Denomination:	$1,000

Settlement Date:	April 4, 2008 (T+3)

CUSIP:	209111 EU3

Joint Book-Running Managers:	BNY Capital Markets, Inc.
Greenwich Capital Markets, Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-Managers:	KeyBanc Capital Markets Inc.
Lazard Capital Markets LLC
Mizuho Securities USA Inc.
Commerce Capital Markets, Inc.
Wells Fargo Securities, LLC
Blaylock Robert Van, LLC
Samuel A. Ramirez & Co., Inc.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BNY Capital Markets, Inc. collect at 212-635-8974, Greenwich Capital Markets, Inc. toll free at (866) 884-2071 or Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at (866) 500-5408.